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                                   EXHIBIT 4.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-92229 pertaining to the 1993 Stock Option Plan and the 1996 Employee Stock Option Plan of Biovail Corporation on Form S-8 of our report dated May 14, 1999 included in this Annual Report on Form 20-F of Biovail Corporation for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
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Chartered Accountants

April 19, 2000